UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 24, 2009

MOD-PAC CORP.
 (Exact name of registrant as specified in its charter)

NEW YORK	0-50063	16-0957153
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1801 Elmwood Avenue Way, Buffalo, New York	14207
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (716) 873-0640

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05 Costs Associated with Exit or Disposal Activities

On June 24, 2009, the MOD-PAC CORP. (the “Company”) announced its decision to rationalize its product lines. The Company will continue to provide custom folding cartons, stock packaging and personalized print products, but will exit the commercial print market. In connection with the rationalization, the Company expects to incur approximately $2.0 to $3.0 million of total charges in the Company’s second fiscal quarter, ending July 4, 2009, consisting of between $2.8 million and $1.8 million of non-cash impairment charges and approximately $200,000 of out-of-pocket costs related to the rationalization of product lines. The rationalization is expected to increase annual operating profit by approximately $0.9 million to $1.2 million, beginning in the third quarter of 2009.

A press release was issued by the Company on June 24, 2009, which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits:

Exhibit No.	Description

99.1	Mod-Pac Corp. Rationalizes Product Lines Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MOD-PAC CORP.

Date:   June 24, 2009

By: /S/ DANIEL G. KEANE
Daniel G. Keane
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Mod-Pac Corp. Rationalizes Product Lines Press Release